Exhibit 10.10

PLEDGE AGREEMENT

     AGREEMENT made as of March 21, 2002 by and between Mitchell J. Kelly, residing at 703 Fifth Avenue, New York, New York 10019 (the “Pledgor”) and Novavax, Inc., a Delaware corporation with an address 8320 Guilford Road, Columbia, Maryland 21046 (the “Pledgee”).

     WHEREAS, the Pledgor has borrowed monies from the Pledgee to acquire stock of Pledgee upon the exercise of options held by Pledgor, as evidenced by a Secured Promissory Note of even date herewith (the “Note”); and

     WHEREAS, as a condition to the Note the Pledgee requires that the Pledgor pledge all shares of capital stock acquired pursuant to the exercise of such stock options;

     NOW, THEREFORE, in consideration of the foregoing and for $1.00 and other good and valuable consideration, the receipt of which the Pledgor hereby acknowledges, the Pledgor hereby agrees as follows:

     1.  Pledge.  The Pledgor hereby assigns, transfers, sets over and pledges to the Pledgee as collateral to secure the payment and performance of any and all liabilities and obligations of the Pledgor to the Pledgee arising under the Note, 95,000 shares of common stock of Novavax, Inc. (the “Pledged Shares”), and herewith delivers to the Pledgee the certificates evidencing the same, endorsed in blank or with duly executed stock powers attached.

     2.  Representations; Covenants.  The Pledgor represents and warrants that he has good and marketable title to all of the Pledged Shares, free and clear of any mortgage, pledge, lien, encumbrance or charge of any nature whatsoever, except the pledge created by this Agreement in favor of the Pledgee, and duly and validly pledged hereby with the Pledgee in accordance with applicable law. The Pledgor covenants that it will defend the Pledgee’s right, title, special property and security interest in and to the Pledged Shares against the claims of all persons whomsoever.

     3.  Rights Prior to Declaration of Default.

(a) Unless an Event of Default (as hereafter defined) shall have occurred and be continuing, the Pledged Shares shall continue to be registered in the name of the Pledgor and the Pledgor shall have the right to vote the same at all stockholders meetings at which the same or any part thereof may be voted and to receive any cash dividends (other than liquidating or similar dividends) allocable thereto. Stock dividends and any other distribution with respect to the Pledged Shares shall be pledged as additional collateral and held by the Pledgee subject to the terms and conditions hereof.

(b) If the stock of any corporation whose shares are pledged hereunder shall be changed into or exchanged for a different number of kind of shares of stock or other securities of such corporation or of another corporation, whether through merger, consolidation, reorganization, recapitalization, stock split, or combination of shares, there shall be substituted for each of the Pledged Shares held by the Pledgee under this Agreement the number of shares of stock or other securities into which each outstanding share of such capital stock shall be so changed or for which each share shall be exchanged. The Pledgor hereby agrees that any securities so substituted for the Pledged Shares pursuant to the terms of such change or exchange shall be delivered directly to the Pledgee, to be held and disposed of by the Pledgee in accordance with the terms and provisions of this Agreement. The Pledgor authorizes the Pledgee to surrender the Pledged Shares or take whatever other action is required to be taken with respect to the Pledged Shares under the terms of such change or exchange and further agrees to execute and deliver to the Pledgee such stock powers as may be necessary to carry out the purposes of this Agreement in view of such substitution.

     4.  Default.  If any of the following events (“Events of Default”) shall occur:

(a) the Pledgor shall be in breach of any covenant contained herein or in the Note; or

(b) If the Pledgor shall admit in writing its inability to pay its debts; or make an assignment for the benefit of creditors or suffer a receiver or trustee for all or substantially all of its property to be appointed and, if appointed without its consent, not to be discharged within 60 days; or suffer proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors to be instituted by or against it and, if contested by it, not to be dismissed or stayed within 60 days; or suffer any judgment to be entered against it, or any writ of attachment or execution or any similar process to be issued or levied against a substantial part of its property, which judgment, writ or process is not satisfied, discharged, released, stayed, bonded or vacated within 60 days after its entry, issue or levy;

then, and in every such event, the Pledgee may declare the Pledgor in default and exercise the rights and remedies of a secured party under the Uniform Commercial Code and any other rights and remedies set forth in this Agreement.

     5.  Rights on Default.

(a) If an Event of Default shall have occurred and be continuing, the Pledgee is hereby irrevocably authorized to cause the Pledged Shares to be transferred into its name or the name of its nominee on the books of the corporation issuing the same; provided, however, that all such Pledged Shares so transferred shall continue to be held and disposed of by the Pledgee in accordance with this Agreement. The Pledgor agrees that any transfer of the Pledged Shares pursuant to this paragraph shall not be deemed a sale or disposition under the provisions of Article 9 of the Uniform Commercial Code nor an acceptance of such stock in satisfaction of the obligations of the Pledgor to the Pledgee or any portion thereof.

(b) The Pledgee, upon compliance with any mandatory requirements of laws, but without further demand, attachment or notice of any kind, all of which are hereby expressly waived by the Pledgor, may sell the Pledged Shares, in whole at any time or in part from time to time, for cash, upon credit or for future delivery, at public sale or at any brokers’ board or exchange or at private sale, all at the option and in the complete discretion of the Pledgee. The Pledgee may be a purchaser at any such public or private sale and may apply the amount outstanding on obligations of the Pledgor to the Pledgee, plus interest accrued, towards the payment of the purchase price of the Pledged Shares. Any such sale shall be free from any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released by the Pledgor.

(c) In case of any sale by the Pledgee of any of the Pledged Shares on credit or for future delivery, the Pledged Shares sold may be retained by the Pledgee until the sales price is paid by the purchaser, but the Pledgee shall incur no liability in case of failure of the purchaser to take up and pay for the Pledged Shares so sold. In case of any such failure, such Pledged Shares so sold may be again similarly sold.

(d) After deducting all costs or expenses of every kind, including reasonable attorneys’ fees, the Pledgee shall apply the proceeds from the sale of the Pledged Shares towards payment of all outstanding obligations of the Pledgor to the Pledgee under the Note. Any proceeds remaining after the payment in full of all such obligations shall be paid by the Pledgee to the Pledgor or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(e) Except as otherwise expressly provided herein, after an Event of Default the Pledgee may deal with the Pledged Shares and the proceeds thereof in all respects as if the Pledged Shares and the proceeds thereof were its own property.

(f) No course of dealing or delay in taking or failure to take any action with respect to any Event of Default shall affect the Pledgee’s right to take such action at a later time. No waiver as to any one Event of Default shall affect the Pledgee’s rights upon any other Event of Default.

(g) The Pledgee may exercise any or all of its rights or remedies after an Event of Default concurrently with, or independent of, and without regard to, the provisions of any other security agreement or other instrument which secures any obligation of the Pledgor to the Pledgee.

(h) The requirement of the Uniform Commercial Code that the Pledgee give the Pledgor reasonable notice of any proposed sale or disposition of the Collateral shall be met if such notice is given at least seven days before the time of such sale or disposition.

     6.  Notices.  Any notice under this Agreement shall be in writing and shall be deemed delivered if mailed by certified mail, postage prepaid, return receipt requested, if addressed to the Company or the Pledgee, as the case may be, at the respective addresses given at the beginning of this Agreement or at such other address of a party as may be specified by notice in writing given by such party to the other party after the date hereof. If notice is given by mail and is not delivered within three days of the date of the postmark, any applicable notice period shall be extended by two days. Nothing contained herein shall prevent the giving of actual written notice in any other effective manner.

     7.  Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the Pledgor and his heirs, executors, successors and assigns. This Agreement shall be binding upon, and inure to the benefit of, the Pledgee and its successors and assigns.

     8.  Term.  The term of this Agreement shall be until all obligations of the Pledgor to the Pledgee under the Note have been paid and performed in full. Upon payment in full of all such obligations, this Agreement shall terminate and the Pledgee shall surrender to the Pledgor the Pledged Shares which have not theretofore been sold or otherwise disposed of pursuant to this Agreement, together with any excess proceeds from any sale of the Pledged Shares which at the time may be held by the Pledgee hereunder.

     9.  Waivers.  With respect both to obligations of the Pledgor to the Pledgee and with respect to any collateral securing said obligations, including the Pledged Shares, the Pledgor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereof and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Pledgee may deem advisable. The Pledgee may exercise its rights with respect to the Pledged Shares without resorting to and without regard to other collateral or sources for reimbursement for liability. The Pledgee shall not be deemed to have waived any of its rights upon or under any obligation of the Pledgor to the Pledgee or with respect to the Pledged Shares unless such waiver is in writing and signed by the Pledgee. No delay or omission on the part of the Pledgee in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Pledgee with respect to obligations of the Pledgor to the Pledgee or the Pledged Shares, whether evidenced hereby or by any other instrument or document, shall be cumulative and may be exercised separately or concurrently.

     10.  Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, and shall have the effect of a sealed instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, as of the day, month and year first written above.

NOVAVAX, INC.

By:	Mitchell J. Kelly

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